SUBSCRIPTION AGREEMENT

THE UNDERSIGNED, Good Times Restaurants Inc., a Nevada corporation (“Subscriber”), hereby (i) irrevocably subscribes (this "Subscription") for four thousand eight hundred (4,800) Class A Units of Bad Daddy’s Franchise Development, LLC, a North Carolina limited liability company (the “Company”), and (ii) agrees to pay the subscription price for the Class A Units of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) (the “Subscription Price”). The Subscription Price shall be payable in two equal installments as follows: (i) one half of the Subscription Price shall be delivered to the Company in immediately available funds on the date Subscriber executes this Subscription Agreement (the “Effective Date”), and (ii) the remaining balance of the Subscription Price shall be delivered to the Company in immediately available funds on or before the six (6) month anniversary of the Effective Date.

The Subscriber hereby covenants, represents and warrants to the Company as follows, and acknowledges that each such covenant, representation and warranty is material to and intended to be relied upon by the Company:

1.

Subscriber has had a reasonable opportunity to ask questions of and receive answers from a representative of the Company concerning the Company and to obtain any additional information, documents or instruments available without unreasonable effort or expense necessary to verify the accuracy of the information received by Subscriber or to answer any questions which Subscriber may have.  All such questions have been answered to the full satisfaction of Subscriber.  The Subscriber represents that it is not relying on oral information or representations in making its investment in the Company.

2.

Subscriber acknowledges that no public or secondary market exists or may ever exist for the Class A Units and, accordingly, Subscriber will not be able to readily liquidate Subscriber's investment in such Class A Units.  Subscriber (i) has adequate means of providing for Subscriber's needs and possible contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the economic risks of an investment in the Class A Units, and (iv) can afford a complete loss of such investment.  Subscriber recognizes that (A) an investment in the Class A Units involves numerous risks, (B) an investment in the Class A Units is highly speculative and (C) the Subscriber may lose its entire investment in the Class A Units.

3.

Subscriber is purchasing the Class A Units solely for Subscriber's own account for investment purposes only and not for the account of any other person or for the distribution, assignment or resale to others, unless such distribution, assignment or resale is conducted in accordance with (i) the Securities Act of 1933, as amended (the “1933 Act”), and (ii) the terms and conditions of that certain Amended and Restated Operating Agreement of Bad Daddy’s Franchise Development, LLC dated as of the date hereof (the “Operating Agreement”).

4.

The Class A Units were offered to Subscriber solely by private contacts and not by means of any form of general solicitation, advertisement or sales literature.

5.

Subscriber acknowledges that all Class A Units to be acquired by Subscriber will be issued and sold without registration and in reliance upon certain exemptions under the 1933 Act and reliance upon certain exemptions from registration requirements under applicable state securities laws.  Subscriber will make no transfer or assignment of any such Class A Units except in accordance with the Operating Agreement and in compliance with the 1933 Act and any applicable state securities laws.

6.

Subscriber has full legal power and authority to execute, deliver and perform this Subscription and such execution, delivery and performance will not violate any agreement, contract, law, rule, decree or other legal restriction to which Subscriber is subject or bound.

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7.

Subscriber acknowledges that an investment in the Class A Units is subject to risks including, without limitation, the risk of total loss of Subscriber’s investment in the Class A Units.

8.

Subscriber acknowledges that Subscriber has been advised to procure Subscriber's own investment, tax and legal advice with regard to the merits and risks of this investment.

9.

Subscriber was not formed for the specific purpose of acquiring the Class A Units.

10.

Subscriber will, upon request, provide a copy of its organizational and governing documents to the Company.

11.

Subscriber alone or together with persons retained by Subscriber with respect to this investment has such knowledge and experience in financial and business matters and investments that Subscriber is fully capable of evaluating the merits and risks of this investment.

12.

Subscriber’s principal office is set forth on the signature page of this Subscription Agreement.

13.

This Subscription Agreement shall inure to the benefit of, and shall be binding upon the undersigned and its permitted assigns.

[Signature on following page]

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IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be executed and delivered effective as of the Effective Date.

SUBSCRIBER:

GOOD TIMES RESTAURANTS INC.

Signature: /s/ Boyd Hoback

Signatory Name: Boyd Hoback
Title: President, CEO
FEIN: 84-1133368

Date: April 9, 2013
Address: 601 Corporate Circle
Golden, CO 80401

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